UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2018
Invitation Homes Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Overview
As more fully described below, on June 28, 2018, Invitation Homes Inc. (the “Company”) completed a new securitization transaction, IH 2018-3, providing for a 7-year, floating rate loan with an initial term of 24 months and five 12-month extension options with a total principal balance of $1,300,383,000. The Company purchased and retained 5% of each class of Regular Certificates (as defined below) for risk-retention purposes, totaling $65,022,000. The weighted average interest rate, inclusive of fixed servicing and CREFC licensing fees of 0.049%, is LIBOR + 142 bps. At closing, 6,662 homes were included in the IH 2018-3 securitization’s collateral pool and 244 homes were released to the Company’s unencumbered pool.
The Company used the net proceeds from the Loan (as defined below) to repay the balances outstanding under the mortgage loan related to its IH 2015-3 securitization, to fund certain reserves, and for general corporate purposes. The IH 2015-3 securitization was a floating rate loan with a weighted average interest rate, inclusive of fixed servicing and CREFC licensing fees of 0.0605%, of LIBOR + 237 bps (excluding the effect of retained certificates), or 95 bps higher than the new financing.
Also on June 28, 2018, in order to limit its exposure to changes in LIBOR, the Company entered into an interest rate swap agreement to hedge the variable cash flows associated with variable-rate interest payments related to $1,100,000,000 of floating rate debt. This forward-starting interest rate swap commences on August 7, 2020 and matures on July 9, 2025, the fully extended maturity date of the IH 2018-3 securitization transaction. The forward starting date of this new interest rate swap corresponds to the maturity date of a $1,100,000,000 in-place interest rate swap that was entered into in February 2017 to limit the Company’s exposure to changes in LIBOR related to the IH 2015-3 securitization.
Loan Agreement
On June 28, 2018, the Company completed a securitization transaction, in connection with which, 2018-3 IH Borrower LP, an indirect special purpose subsidiary of the Company (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with German American Capital Corporation, as lender (the “Lender”), providing for a 7-year, floating rate loan with an initial term of 24 months and five 12-month extension options with a total principal balance of $1,300,383,000 (the “Loan”). The Loan is comprised of six floating rate components, for which interest expense is computed monthly for each component individually based on a spread over one-month LIBOR ranging from 1.00% to 2.25% plus a fixed servicing and CREFC licensing fee totaling 0.049% for each component. As part of certain lender requirements in connection with the securitization transaction described above, the Borrower entered into an interest rate cap agreement for the initial 24-month term of the Loan in a notional amount equal to the outstanding principal balance of the Loan, with a LIBOR-based strike rate set such that the debt service coverage ratio, calculated in the manner outlined in the Loan Agreement, will not be less than 1.20x.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into six components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E,” and “Component F.” The following table shows the initial principal amount and the interest rate for each of components A through F.

Component	Initial Principal Balance	Regular Component Interest Rate, inclusive of 0.049% aggregate servicing and CREFC licensing fees
A	$603,750,000	One-Month LIBOR + 1.049%
B	$162,549,000	One-Month LIBOR + 1.199%
C	$111,460,000	One-Month LIBOR + 1.349%
D	$83,597,000	One-Month LIBOR + 1.699%
E	$213,634,000	One-Month LIBOR + 2.049%
F	$125,393,000	One-Month LIBOR + 2.299%
The Loan is secured by first priority mortgages on a portfolio of 6,662 single-family homes operated as rental properties (collectively, the “Properties”) owned by the Borrower, as well as a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is July 9, 2020 (the “Initial Maturity Date”). The Borrower has the option to extend the Loan beyond the Initial Maturity Date for five successive 12-month terms, provided that there is no event of default under the Loan Agreement on each maturity date, the Borrower obtains an acceptable replacement interest rate cap agreement and the Borrower complies with the other terms set forth in the Loan Agreement. The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that the Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding.
In connection with the Loan, Invitation Homes Operating Partnership LP (“IHOP”), the Company’s operating partnership, provided the Lender with a limited recourse guaranty agreement under which, upon the occurrence of certain specified events including customary “bad-boy” acts, breaches of specified representations, warranties and covenants and specified bankruptcy or insolvency proceedings, it would indemnify the lender against losses it incurs or, under certain circumstances, guaranty the payment in full of the Loan, not to exceed the greater of (i) the lesser of $30,000,000 and the outstanding principal balance of the Loan and all other obligations under the Loan, and (ii) 20% of the outstanding principal balance of the Loan, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.
This description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Securitization Transaction
Concurrent with the execution of the Loan Agreement, the Lender sold the Loan to IH Asset Receiving Limited Partnership (the “Depositor”), an indirect subsidiary of the Company, which, in turn, transferred the loan to a trust in exchange for (i) $603,750,000 principal amount of Class A pass-through certificates (the “Class A Certificates”), (ii) $162,549,000 principal amount of Class B pass-through certificates (the “Class B Certificates”), (iii) $111,460,000 principal amount of Class C pass-through certificates (the “Class C Certificates”), (iv) $83,597,000 principal amount of Class D pass-through certificates (the “Class D Certificates”), (v) $213,634,000 principal amount of Class E pass-through certificates (the “Class E Certificates”), (vi) $125,393,000 principal amount of Class F pass-through certificates (the “Class F Certificates,” and collectively with the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates, the “Regular Certificates”), and (vii) Class R pass-through certificates (the “Class R Certificates,” and together with the Regular Certificates, the “Certificates”). The Certificates represent beneficial ownership interests in the trust and its assets, including the Loan.
The Depositor sold the Certificates, acquired by the Depositor in the manner described above, to investors in a private offering. The Regular Certificates are exempt from registration under the Securities Act of 1933, as amended, and are “exempted securities” under the Securities Exchange Act of 1934, as amended. To satisfy applicable risk retention rules, IHOP purchased and retained 5% of each class of Regular Certificates totaling $65,022,000. The Depositor used the proceeds from the sale of the Certificates to purchase the Loan from the Lender, as described above.

Each class of Regular Certificates accrues interest at a floating rate. The table below shows the initial balance and pass-through rate for the Regular Certificates, inclusive of a fixed servicing and CREFC licensing fee totaling 0.049% for each class of Regular Certificates. The Class R Certificates do not have a certificate balance or pass-through rate.

Class of Certificate	Initial Balance	Initial Pass-Through Rate, inclusive of 0.049% aggregate servicing and CREFC licensing fees
Class A	$603,750,000	One-Month LIBOR + 1.049%
Class B	$162,549,000	One-Month LIBOR + 1.199%
Class C	$111,460,000	One-Month LIBOR + 1.349%
Class D	$83,597,000	One-Month LIBOR + 1.699%
Class E	$213,634,000	One-Month LIBOR + 2.049%
Class F	$125,393,000	One-Month LIBOR + 2.299%
Class R	N/A	N/A
Interest Rate Swap Agreements
Immediately following the closing of the Loan, on June 28, 2018, the Company entered into an interest rate swap agreement to hedge the variable cash flows associated with variable-rate interest payments related to $1,100,000,000 of floating-rate debt.
Additionally, as disclosed in “Note 16—Subsequent Events” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, between April 1, 2018 and May 15, 2018 the Company entered into six interest rate swap agreements that effectively converted $2,520,000,000 of floating rate debt refinanced between November 2017 and May 2018 to fixed rate debt through the fully extended maturity dates of the related debt.
The table below summarizes the terms and conditions of the new interest rate swap instruments the Company entered into subsequent to March 31, 2018:

Agreement Date	Forward Effective Date	Maturity Date	Strike Rate	Index	Notional Amount
April 19, 2018	January 31, 2019	January 31, 2025	2.86%	One-month LIBOR	$400,000,000
April 19, 2018	March 15, 2019	November 30, 2024	2.85%	One-month LIBOR	$400,000,000
April 19, 2018	March 15, 2019	February 28, 2025	2.86%	One-month LIBOR	$400,000,000
April 19, 2018	January 31, 2020	November 30, 2024	2.90%	One-month LIBOR	$400,000,000
May 8, 2018	March 9, 2020	June 9, 2025	2.99%	One-month LIBOR	$325,000,000
May 8, 2018	June 9, 2020	June 9, 2025	2.99%	One-month LIBOR	$595,000,000
June 28, 2018	August 7, 2020	July 9, 2025	2.90%	One-month LIBOR	$1,100,000,000

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 28, 2018, between IH 2018-3 Borrower, LP, as Borrower, and German American Capital Corporation, as Lender.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I. Item 1A. Risk Factors,“ of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http:// www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 28, 2018, between IH 2018-3 Borrower, LP, as Borrower, and German American Capital Corporation, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: July 2, 2018